UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2021

LEGACY HOUSING CORPORATION
(Exact name of registrant as specified in its charter)

Texas	001-38761	20-2897516
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Airport Freeway, #100, Bedford, Texas		76022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (817) 799-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock ($0.001 par value)	LEGH	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01   Changes in Registrant’s Certifying Accountant.

On June 17, 2021, the Audit Committee of the Board of Directors (the “Audit Committee”) of Legacy Housing Corporation (the “Company”) approved the appointment of Weaver and Tidwell, LLP (“Weaver”) as the Company’s new independent registered public accounting firm, which became effective on June 17, 2021, after completion of Weaver’s client acceptance procedures. BKD LLP (“BKD”) had declined to stand for reappointment as the Company’s independent registered public accountants for the year ending December 31, 2021.

Prior to the engagement of Weaver, neither the Company nor anyone on its behalf consulted Weaver regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” each as defined in Regulation S-K Item 304(a)(1)(iv) and 304(a)(1)(v), respectively.

The reports of BKD on the Company’s financial statements for each of the fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2020 and 2019, and the subsequent interim period through June 18, 2021, there were no (i) disagreements, as defined in Item 304(a)(1)(iv) of Regulation S-K, with BKD on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to BKD’s satisfaction, would have caused BKD to make reference thereto in its reports for such years and interim period or (ii) reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, except as noted below.

During the audits for the years ended December 31, 2020 and 2019, material weaknesses were identified in our internal control over financial reporting, as disclosed in our Annual Report on Form 10-K for the years ended December 31, 2020 and 2019. The material weaknesses were due to insufficient (i) accounting processes and procedures for certain accounts; (ii) experienced personnel to support preparation of financial statements; (iii) policies and procedures to ensure the appropriate review and approval of user access rights to our accounting system; and lack of approval of journal entries and segregation of duties in our financial reporting process; and (iv) safeguards in our information technology infrastructure required by the COBIT framework. BKD has discussed these matters with the Audit Committee, and the Company has authorized BKD to fully respond to any inquiries by Weaver concerning these matters.

The Company provided BKD with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that BKD furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of BKD’s letter, dated June 21, 2021, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The Audit Committee took competitive bids for the 2021 audit and elected to award the engagement to Weaver and Tidwell, LLP.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

16.1	Letter from BKD LLP dated June 21, 2021 addressed to the Securities and Exchange Commissions

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY HOUSING CORPORATION

Date: June 21, 2021	By:	/s/ Thomas Kerkaert
	Name:	Thomas Kerkaert
	Title:	Chief Financial Officer